ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made this 8th day of Nov. 2000 by and among Sales OnLine Direct, Inc. ("SOLD"), a Delaware corporation, ChannelSpace Entertainment, Inc. ("CSEI"), a Virginia corporation, and CSEI's wholly-owned Canadian subsidiary Discribe, Ltd. ("Discribe") (CSEI and Discribe are hereinafter referred to collectively as the "Sellers").

                              EXPLANATORY STATEMENT

                  Sellers are converged internet content providers and leading producers of affinity portals, including Sellers' main offerings consisting of the CollectingChannel.com and the Celtic Channel.com websites (the "Websites"). Such business of Sellers is hereinafter referred to as the "Business." Sellers desire to sell to SOLD, and SOLD desires to purchase and acquire from the Sellers, the assets comprising the Business other than the "electronic Content Management System" ("eCMS") technology, as more particularly described herein. SOLD and Sellers have reached agreement on the terms and conditions of such purchase and sale, and on certain other related transactions, as more particularly set forth herein.

                  NOW THEREFORE, in consideration of the foregoing Explanatory Statement and the mutual covenants, agreements, representations and warranties contained in this Agreement, the receipt and sufficiency of such consideration being hereby acknowledged and agreed, the parties hereto covenant, agree, represent and warrant as follows:

     1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 5 p.m. on November 8, 2000 (the "Closing Date") or such other date and time as the parties may agree upon, provided that all conditions precedent to the Closing set forth in this Agreement shall have been fulfilled, or waived by the party for benefit the condition exists, time being of the essence of this Agreement. In no event shall the Closing take place on or after the closing of CSEI's sale of its "electronic Content Management System" ("eCMS") technology to 3D Shopping.com d/b/a O2, Essential Marketing Technologies ("O2").

     2. Sale and Purchase of Assets. On the terms and subject to the conditions set forth in this Agreement, Sellers shall sell, assign, convey and transfer to SOLD, and SOLD shall purchase from Sellers, at the Closing, the assets of Sellers comprising the Business as such assets are more particularly described in this Section 2 (the "Assets"), free and clear of all liens and encumbrances; provided that SOLD shall not purchase and acquire from Sellers the excluded assets described on Schedule 2 hereto (the "Excluded Assets"). The Assets to be sold, assigned, conveyed and transferred hereunder shall be all of the assets of Sellers other than the Excluded Assets, including the following:

         2.1. All of Sellers' right, title and interest in and to the Websites, including the domain names of the Websites, the tradenames under which the Websites and the Business are operated, all (except as excluded on Schedule 2) domain names owned by Sellers including those listed on Schedule 2.1, and all other intellectual property owned by Sellers and used or useful in the operation of the Websites or the Business other than the Excluded Assets;

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         2.2.  All of the fixed  assets and  equipment  listed on  Schedule  2.2 attached hereto (the "Fixed Assets");

         2.3. All of the books and records of the Sellers identified by SOLD within ten (10) days following the Closing pertaining solely to the Assets and Business, including files, statistics, financial information, operating data, sales, distribution and marketing information, information related to suppliers and related items, and such other and further information as is maintained by the Seller relating solely to the Assets and Business, but not including Sellers' corporate records or income tax records ("Books"); provided that Sellers shall retain copies of any original Books SOLD removes from Sellers' offices;

         2.4. All of Sellers' lists of registered users of the Websites, which shall include such information regarding registered users as is maintained by Sellers (the "Registered User Lists"). Such Registered User Lists shall be maintained by SOLD in accordance with the terms and conditions of any privacy policies set forth on Sellers' Websites;

         2.5. To the extent assignable, all of Sellers' permits, licenses, consents and approvals required under any applicable law, statute, ordinance, code, rule or regulation, and required to operate the Business;

         2.6. Sellers' goodwill associated with the Assets and the Business, including the exclusive right to use the name "ChannelSpace Entertainment" and all variations and derivations thereof;

         2.7.  Sellers'  rights  under those  certain  contracts  identified  on
Schedule 2.7 attached hereto, as such schedule may be updated or modified by SOLD in SOLD's sole discretion prior to or at the Closing by written notice to CSEI (as so updated or modified, the "Assigned Contracts");

         2.8. To the extent owned by Sellers, options for 2,000,000 shares of GavelNet, Inc. stock, options related to the Copernicus search engine, Worldwinner.com options and RealMedia, Inc. options (collectively, the "Options"). CSEI represents and warrants that the Options constitute all options for the purcahse of securities owned by Sellers. SOLD acknowledges and agrees that the Options are being transferred to SOLD "as is" without any representations or warranties as to ownership, title, value or marketability;

         2.9. The issued and outstanding capital stock of Discribe if SOLD in its sole discretion determines, by written notice to CSEI within forty-five (45) days following closing, to acquire such stock; and

         2.10. Any other tangible or intangible assets of the Sellers used or useful in the Business, other than the Excluded Assets.

     3. Grant of Licenses. At the Closing, CSEI shall execute and deliver to SOLD two written license agreements substantially in the form attached hereto as
Exhibit  1  with  respect  to the  eCMS  technology  (the  "eCMS  License").  In


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connection with the license granted with respect to the furniture-related online businesses of SOLD, CSEI agrees to pay to SOLD, either prior to the Filing Date (as defined below) or within ten (10) days thereafter pursuant to a procedure reasonably acceptable to the parties, the sum of Fifty Thousand Dollars ($50,000). In the event that SOLD fails to make the payment to O2 as set forth in Section 2.3 of the license agreement relating to the furniture-related online businesses of SOLD, SOLD shall, within ten (10) days of the date such payment is due, refund to CSEI the Fifty Thousand Dollar ($50,000) payment described in the second sentence of this Section 3.

     4. Consideration. In consideration for Sellers' sale and conveyance of the Assets to SOLD and CSEI's grant of the eCMS License to SOLD:

         4.1. Assumed Liabilities. Provided the Closing occurs, SOLD shall assume, pay and perform those certain liabilities of the Sellers listed or described in detail on Schedule 4.1 attached hereto (the "Assumed Liabilities") and Sellers' obligations arising from and after the Closing under any Assigned Contracts;

         4.2. Closing Shares. SOLD shall issue and deliver to CSEI at the Closing seven million five hundred thirty thousand (7,530,000) shares of SOLD common stock (the "Closing Shares");

         4.3. Registrable Shares. SOLD shall additionally issue and deliver to CSEI on the Filing Date (as hereinafter defined) that number of shares of SOLD common stock that shall have a value of $300,000 calculated using the average of the closing bid price of SOLD common stock on the five trading days immediately preceding the date on which SOLD files a registration statement for such shares with the SEC (the "Filing Date"), which Filing Date shall be as soon as practicable after the Closing but in any event not later than 90 days after the Closing. The shares of SOLD common stock issued pursuant to this Section 4.3 are hereinafter referred to as the "Registrable Shares" (the Closing Shares and the Registrable Shares are referred to herein collectively and without distinction as the "CSEI Shares"). In the event that SOLD, acting in good faith, is unable to enter into an employment arrangement with David Maloney prior to the Filing Date on terms reasonably satisfactory to SOLD and CSEI, the number of Registrable Shares issuable to CSEI on the Filing Date shall be reduced by that number of shares of SOLD common stock that shall have a value of $50,000 calculated using the method described in the first sentence of this Section 4.3;

         4.4. No Other Assumption. Other than the Assumed Liabilities and the obligations of Sellers arising from and after the Closing under any Assigned Contracts, SOLD shall not assume and does not agree to pay or perform any debts, obligations, duties or liabilities of Sellers of any nature, and Sellers shall continue to be responsible for all such debts, obligations, duties or liabilities.

     5. Provisions Respecting the Closing Shares and the Registrable Shares.

         5.1. Escrow. Immediately upon issuance of the Closing Shares to CSEI at the Closing, CSEI shall deposit such shares into an escrow established in


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accordance with an escrow agreement substantially in the form attached hereto as
Exhibit 3 (the "Escrow Agreement") naming Olde Monmouth Stock Transfer Company, Inc. as escrow agent, which SOLD and CSEI shall execute and deliver at the Closing. The Closing Shares shall thereafter be held and released as provided in the Escrow Agreement and this Agreement.

         5.2. Restriction on Transfer of the CSEI Shares. Subject to SOLD's obligations pursuant to Section 4.3, CSEI acknowledges that the CSEI Shares have not been registered under the Securities Act of 1933 (the "1933 Act") or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless registered thereunder or CSEI shall have delivered to SOLD an opinion by counsel reasonably satisfactory to SOLD, in form, scope and substance reasonably satisfactory to SOLD, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration. CSEI further acknowledges that any sale of the CSEI Shares made in reliance on Rule 144 as amended (or any applicable rule which operates to replace said Rule), promulgated under the 1933 Act ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the CSEI Shares under circumstances in which the seller (or the person though whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations thereunder and applicable state securities laws.

Notwithstanding anything above to the contrary, SOLD acknowledges and agrees that CSEI will adopt and consummate a plan of dissolution and liquidation within one (1) year following the Closing Date and, pursuant to such plan, will assign any rights remaining effective hereunder to such creditors and shareholders. SOLD hereby approves the assignment of the right to receive CSEI Shares to CSEI's shareholders and creditors pursuant to the Plan of Liquidation notwithstanding any restrictions set forth in this Section 5; provided that the Closing Shares transferred and distributed pursuant to the Plan of Liquidation shall remain in escrow subject to the terms of the Escrow Agreement. CSEI shall use reasonable efforts to cause its shareholders and creditors to approve, as part of any such Plan of Liquidation, a designee for purposes of receiving notice and providing consents as may be required under the Escrow Agreement.

         5.3. Legend on Certificates Evidencing CSEI Shares. Until such time as the CSEI Shares have been registered under the 1933 Act, the stock certificates representing the CSEI Shares will bear a restrictive legend (the "Legend") in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS


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NOT REQUIRED  UNDER THE LAWS DUE TO AN AVAILABLE  EXCEPTION TO OR EXEMPTION FROM
THE REGISTRATION REQUIREMENTS OF THE LAWS.

The Legend shall be removed and SOLD shall issue a certificate without such Legend to the holder of any certificate evidencing a CSEI Share upon which it is stamped, and a certificate for a CSEI Share shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (x) the sale of such CSEI Share is registered under the 1933 Act, or (y) such holder provides SOLD with an opinion by counsel reasonably satisfactory to SOLD, that is in form, substance and scope reasonably satisfactory to SOLD, to the effect that a public sale or transfer of such CSEI Share may be made without registration under the 1933 Act. CSEI agrees that its sale or transfer of all CSEI Shares, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, shall be made only pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of the 1933 Act. In the event the Legend is removed from any certificate evidencing any CSEI Share or any certificate evidencing any CSEI Share is issued without the Legend and thereafter the effectiveness of a registration statement covering the sale of such CSEI Share is suspended or SOLD determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the holder of such CSEI Share, SOLD shall be entitled to require that the Legend be placed upon any certificate evidencing such CSEI Share which cannot then be sold pursuant to an effective registration statement or an available exemption from registration or with respect to which the opinion referred to in clause (y) next above has not been rendered, which Legend shall be removed when such CSEI Share may be sold pursuant to an effective registration statement or an available exemption from registration (or such holder provides the opinion with respect thereto described in clause (y) next above).

         5.4. Registration of the Registrable Shares. Pursuant to the Registration Rights Agreement substantially in the form attached hereto as
Exhibit 4 (the "Registration Rights Agreement"), which SOLD and CSEI shall execute and deliver at the Closing, as soon as practicable after the Closing, but in no event later than 60 days after the Closing, SOLD shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement for a secondary offering or resale of the Registrable Shares.

     6. Deliveries by Sellers. At the Closing, Sellers shall execute and deliver the following to SOLD:

         6.1. a bill of sale in form reasonably satisfactory to SOLD pursuant to which the Sellers shall transfer the Assets to SOLD; an assignment of contracts in form reasonably satisfactory to SOLD pursuant to which Sellers shall assign the Assigned Contracts to SOLD and SOLD shall assume Sellers' obligations under the Assigned Contracts to the extent such obligations arise from and after the Closing except as otherwise provided in the Schedules hereto ("Assignment Agreement"); and such other documents of conveyance as SOLD may reasonably require to transfer any of the Assets to SOLD (and from and after the Closing, Sellers shall execute such other and further documents of conveyance as SOLD may reasonably request from time to time to effect and perfect SOLD's interest in


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

the Assets and Assumed Liabilities, for no additional consideration, including domain name assignments with respect to the Websites, assignments of any registered tradenames, copyrights and patents, the filing of any tax forms, including the allocation of the purchase price to the Assets, and, if SOLD determines to acquire the stock of Discribe as provided in Section 2.9, certificates representing all of the issued and outstanding shares of capital stock of Discribe endorsed in blank or endorsed as SOLD may direct);

         6.2. the eCMS License;

         6.3. the Escrow Agreement;

         6.4. the Registration Rights Agreement;

         6.5. good standing certificates of the Sellers in their jurisdictions of formation;

         6.6. an opinion of counsel in the form agreed to by counsel for the parties; and

         6.7. certificates representing all of the issued and outstanding shares of capital stock of Discribe, Ltd. endorsed in blank, or endorsed as SOLD may direct, if SOLD in its sole discretion determines to acquire such stock at the Closing.

     7. Deliveries by SOLD. At the Closing, SOLD shall execute and deliver the following to CSEI:

         7.1.  certificates   evidencing  the  Closing  Shares;   provided  that
immediately upon the CSEI's receipt of such certificates, CSEI shall deposit such certificates into escrow in accordance with the provisions of Section 5.1 of this Agreement;

         7.2. the Escrow Agreement;

         7.3. the Registration Rights Agreement;

         7.4. the Assignment Agreement;

         7.5.  good  standing   certificate  of  SOLD  in  its  jurisdiction  of
formation; and

         7.6. an opinion of counsel in the form agreed to by the parties.

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     8. Conditions to Closing.

         8.1. Conditions to SOLD's Obligation to Close. SOLD's obligation to complete the transactions contemplated hereby shall be subject to the complete satisfaction and fulfillment of all of the following conditions, any or all of which may be waived in whole or in part by SOLD:

              8.1.1. Those persons listed on Schedule 8.1.1 attached hereto shall have accepted full-time employment with SOLD, on an at-will basis, and shall have entered into written confidentiality and non-compete agreements in form reasonably satisfactory to SOLD; and Sellers shall have waived and released in writing, to SOLD's reasonable satisfaction, any obligation which any of such persons may have (under non-competition agreements or otherwise) to refrain from accepting such employment.

              8.1.2. All SOLD Required Consents and Sellers Required Consents (as hereinafter defined) shall have been obtained.

              8.1.3. All representations and warranties made by Sellers in this Agreement shall be complete and accurate in all material respects as of the Closing Date.

              8.1.4. All covenants and agreements made by Sellers in this Agreement and all other actions required to be performed or complied with by Sellers under this Agreement prior to or at the Closing shall have been fully performed or complied with in all material respects by Sellers.

              8.1.5. There shall not have occurred any material adverse change in or casualty loss of the Assets from the date of this Agreement. (All risk of loss or damage to or destruction of the Assets, in whole or in part, shall be and remain with Sellers until the Closing has been concluded. In the event of any substantial casualty loss prior to Closing, SOLD shall have the right to close and take an assignment of the insurance proceeds, or terminate this Agreement.)

              8.1.6.  No order  shall  have been  entered  by any court or other
governmental  authority  prohibiting  the  transactions   contemplated  by  this
Agreement.

         8.2. Conditions to Sellers' Obligation to Close. Sellers' obligation to complete the transactions contemplated hereby shall be subject to the complete satisfaction and fulfillment of all of the following conditions, any or all of which may be waived in whole or in part by Sellers:

              8.2.1. Those persons listed on Schedule 8.1.1 attached hereto shall have been offered full-time employment with SOLD, on an at-will basis, subject to the requirement that such persons enter into written confidentiality and non-compete agreements in form reasonably satisfactory to SOLD.

              8.2.2. All SOLD Required Consents and Sellers Required Consents (as hereinafter defined) shall have been obtained.

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              8.2.3.  All  representations  and warranties  made by SOLD in this
Agreement shall be complete and accurate in all material respects as of the Closing Date.

              8.2.4. All covenants and agreements made by SOLD in this Agreement and all other actions required to be performed or complied with by SOLD under this Agreement prior to or at the Closing shall have been fully performed or complied with in all material respects by SOLD.

              8.2.5. The closing of CSEI's sale of the "eCMS" technology to 3D Shopping.com d/b/a O2, Essential Marketing Technologies shall not have occurred.

         8.3.  No  order  shall  have  been   entered  by  any  court  or  other
governmental  authority  prohibiting  the  transactions   contemplated  by  this
Agreement.

     9. Covenants Pending the Closing. Sellers covenant and agree that from the date of this Agreement and until the Closing, Sellers shall:

         9.1. Continue to operate the Business and not take any action, omit to take any action, or engage in any transaction, other than in the ordinary course of business and consistent with the practices of the Business over the last thirty (30) days, or as consented to by SOLD;

         9.2. Cooperate with SOLD to achieve an orderly transition of the Business to SOLD and an orderly transfer of the Assets to SOLD, including, but not limited to, providing SOLD and its representatives with: (i) full access during normal business hours to all of Sellers' properties, the Assets and the Books; (ii) such financial and operating data and other information with respect to the Business as SOLD shall from time to time request; and (iii) permission to consult with the Sellers' representatives, officers, employees and accountants;

         9.3. Except for CSEI's sale of the "eCMS" technology to O2, not engage in or enter into any discussions or agreements with any other person or entity relating to the sale of any or all of the Assets, or the Business or the stock of Sellers, except sales made in the ordinary course of the Business;

         9.4. Not take any action which shall cause any of the Sellers' representations in Section 10 below not to be true in all material respects as of the Closing.

     10. Representations and Warranties of Sellers. Sellers, jointly and severally, hereby represent and warrant to SOLD as of the date hereof and as of the Closing Date, as follows:

         10.1. Good Standing. CSEI is a corporation duly incorporated, validly existing and in good standing, under the laws of Virginia, with full right, power and authority to own, lease and operate its properties and assets and to


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

conduct its business as now being conducted. Discribe is a corporation duly incorporated, validly existing and in good standing, under the laws of Canada, with full right, power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

         10.2. Qualification. Sellers are duly licensed, qualified or authorized to do business in each jurisdiction in which their properties and assets or the nature of the business conducted by them make such licensing, qualification or authorization legally necessary.

         10.3. Compliance with Law. To Sellers' knowledge, Sellers are conducting the Business in compliance with all applicable laws in all material respects, and have no notice, nor any reason to believe, that Sellers or any of the Assets are in violation of any applicable law in any material respect.

         10.4. Taxes. Sellers have paid all required taxes and filed all required tax returns.

         10.5. Proceedings. Except for litigation currently pending in New York regarding matters relating to CSEI's involvement in "Treasures in Your Home: The World of Collecting," there is no order, proceeding, action or investigation pending or, to the best of Sellers' knowledge, threatened, with respect to Sellers or the Assets or this Agreement.

         10.6.  Approvals.  Except for those  consents  listed or  described  in
Schedule 10.6 hereto, no consent, authorization, approval, license or permit of, or action by, any governmental agency or authority, or any private person or entity, is necessary in any jurisdiction to permit Sellers to carry out the transactions contemplated by this Agreement except those consents, the absence of which will not have a material adverse effect on the Assets or the Business. Only those consents identified as required to be secured prior to Closing shall be required as of Closing (the "Sellers' Required Consents") and the remaining consents will be secured promptly after the Closing.

         10.7. Agreement. Sellers each have the legal capacity, right, power, and authority to enter into this Agreement and perform their obligations hereunder. The execution, delivery and performance of this Agreement by Sellers has been duly and validly authorized by all necessary corporate action of Sellers and this Agreement constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. The execution, delivery and performance of this Agreement by Sellers will not: (a) violate any applicable laws, any judgment, injunction, order, writ or decree of any court, arbitrator, or governmental agency or authority by which Sellers or any of the Assets are bound; or (b) result in the breach or termination of any provision of, constitute a default under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of the Assets pursuant to (i) Sellers' Articles of Incorporation or By-Laws, or (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument, document or agreement which is binding upon Sellers or any of the Assets.

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

         10.8. The Assets. With respect to the Assets:

              10.8.1. Title. Sellers have and at Closing shall convey to SOLD good and marketable title to the Assets, free and clear of all liens and encumbrances except those certain liens or encumbrances described on Schedule
10.8.1 attached hereto (the "Permitted Liens").

              10.8.2. Fixed Assets. Sellers have no knowledge that any item of equipment included in the Assets and having a cost in excess of $5,000 is not functional.

              10.8.3. Intellectual Property. None of the rights granted to SOLD under the eCMS License and none of the Websites, the Website domain names or the trade names "ChannelSpace Entertainment, Inc.", "collectingchannel.com" and "celticchannel.com" infringe on any intellectual property rights of any person or entity. To the knowledge of Sellers, none of the other Assets sold to SOLD hereunder infringes on any intellectual property rights of any person or entity. Except for the eCMS technology which is being sold to O2, Schedule 10.8.3 attached hereto contains a list of all licenses and other rights granted by Sellers' with respect to any of Sellers' intellectual property, pursuant to which any third person is granted the right to use, prevent the use by others of, or collect any moneys in connection with the use of, any intellectual property rights of Sellers acquired by SOLD hereunder. Sellers have not granted to O2 the right to use the trade names "ChannelSpace Entertainment, Inc." or "Collectingchannel.com."

              10.8.4. Limitation. Except for the express representations and warranties set forth in this Agreement, Sellers make no representation or warranty as to the functionality, marketability or fitness for a particular purpose of the Assets.

         10.9. Insurance. Schedule 10.9 attached hereto identifies all policies of insurance maintained by Sellers with respect to the Assets or the conduct of the Business, including the names of the carriers, the policy numbers, policy coverages and coverage limits.

         10.10. Access to Information. Sellers have had the opportunity to ask questions and receive answers from SOLD as to SOLD's business records and documents, and SOLD's affairs.

         10.11. Discribe Financial Statements. In the event that SOLD determines to acquire Discribe stock pursuant to Section 2.9 hereof (i) the financial statements of Discribe provided by CSEI to SOLD ("Discribe Financial Statements") are true and correct in all material respects, present fairly the financial position of Discribe as of the respective dates thereof and the results of operations and changes in financial position for the respective periods thereof and (ii) except as set forth on Schedule 10.12, Discribe has not incurred any liabilities (whether absolute, accrued, contingent or otherwise) that are material and that are not reflected on or reserved against in the Discribe Financial Statements or that were not incurred in the ordinary course of business since the respective dates thereof.

         10.12. Employment Matters. As of the date of this Agreement, the current combined workforce of Sellers consists of less than 10 employees.

Sellers have made no agreement with or in respect of any employee which would bind SOLD after the Closing. Sellers are not party to any collective bargaining agreement, and are not in the process of negotiating any such agreement.

     11. Representations and Warranties of SOLD. SOLD hereby represents and warrants to Sellers as of the date hereof and as of the Closing Date as follows:

         11.1. Good Standing. SOLD is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with full right, power and authority to own, lease and operate it properties and assets and to conduct its business and to perform its obligations hereunder.

         11.2. Qualification. SOLD is duly licensed, qualified or authorized to do business in each jurisdiction in which its properties and assets or the nature of the business conducted by it makes such licensing, qualification or authorization legally necessary.

         11.3. Compliance with Law. To SOLD's knowledge, SOLD is conducting its business in compliance with all applicable laws in all material respects, and has no notice, nor any reason to believe, that SOLD is in violation of any applicable law in any material respect.

         11.4. Taxes. SOLD has paid all required taxes and filed all required tax returns.

         11.5.   Proceedings.   There  is  no  order,   proceeding,   action  or
investigation pending or, to the best of SOLD's knowledge, threatened, with respect to SOLD, other than the Lawsuits (as defined herein).

         11.6.  Approvals.  Except for those  consents  listed or  described  in
Schedule 11.6 (the "SOLD Required Consents"), no consent, authorization, approval, license or permit of, or action by, any governmental agency or authority, or any private person or entity, is necessary in any jurisdiction to permit SOLD to carry out the transactions contemplated by this Agreement.

         11.7. Agreement. SOLD has the legal capacity, right, power, and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by SOLD has been duly and validly authorized by all necessary corporate action of SOLD and this Agreement constitutes the legal, valid and binding obligation of SOLD, enforceable against SOLD in accordance with its terms. The execution, delivery and performance of this Agreement by SOLD will not: (a) violate any applicable laws, any judgment, injunction, order, writ or decree of any court, arbitrator, or governmental agency or authority by which SOLD or any of its assets are bound; or (b) result in the breach or termination of any provision of, constitute a default under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of SOLD's assets pursuant to (i) SOLD's Articles of Incorporation or By-Laws, or (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument, document or agreement which is binding upon SOLD or any of SOLD's assets.

         11.8. Capitalization. SOLD's authorized capital stock consists of 100,000,000 shares of common stock. As of August 1, 2000, there were 47,056,140 shares issued and outstanding. In addition, SOLD has outstanding a $3,000,000 Convertible Promissory Note; a Warrant to Purchase 300,000 shares of common stock; a Warrant to Purchase 100,000 shares of common stock; and various stock options in favor of employees and consultants for the aggregate amount of 579,000 shares of common stock.

         11.9. Access to Information. SOLD has afforded Sellers full access to all of SOLD's business records and documents, and has offered Sellers the opportunity to ask questions and receive answers about SOLD.

         11.10. CSEI Shares. The CSEI Shares, upon their delivery, shall be duly authorized, validly issued and fully paid and non-assessable. None of the CSEI Shares has been issued in violation of any preemptive right, right of first refusal, or other restriction of any kind. Subject to the terms of the Escrow Agreement, SOLD is conveying good title, free and clear of any lien, to the CSEI Shares.

     12. Indemnification by CSEI. CSEI shall indemnify and hold harmless SOLD, its officers, directors, stockholders and employees, from and against any and all claims, actions, liabilities, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) ("Losses") arising out of, resulting from, or in connection with:

         12.1. Any material misrepresentation or breach by Sellers of any representation or warranty made by either of them in this Agreement;

         12.2. Any material non-performance, failure to comply or breach by Sellers of any covenant or agreement made by them in this Agreement;

         12.3. All debts, obligations, duties and liabilities of Sellers, except for the Assumed Liabilities and Sellers' obligations arising from and after the Closing under any Assigned Contracts.

         12.4. The lawsuit filed by Interactive Holdings Corporation in the Supreme Court of the State of New York, County of New York, styled Interactive Holdings Corporation v. Paxson Communications, Inc., ChannelSpace Entertainment, Inc., et al., currently pending in the United States District Court for the Southern District of New York as Case No. 99CV11593.

     For the purposes of sections 12.1 and 12.2 above, the term "material" shall mean a matter or a series of matters which, in the aggregate, results in Losses in excess of Thirty Five Thousand Dollars ($35,000).

     13. Indemnification by SOLD. SOLD shall indemnify and hold harmless Sellers from and against any and all claims, actions, liabilities, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) arising out of, resulting from, or in connection with:

         13.1.  Any  material   misrepresentation  or  breach  by  SOLD  of  any
representation or warranty made by SOLD in this Agreement;

         13.2. Any material non-performance, failure to comply or breach by SOLD of any covenant or agreement made by SOLD contained in this Agreement;

         13.3. The Assumed Liabilities and Sellers' obligations arising from and after the Closing under any Assigned Contracts; and

         13.4. the lawsuit filed by SOLD in the United States District Court for the District of Maryland styled Sales OnLine Direct, Inc. v. Marc Stengel, Hannah Kramer and Whirl Wind Collaborative Designs, Inc. and Silesky Marketing, Inc., Case No. WMN-00-CV-1621, and the related lawsuit filed by Marc Stengel in the Chancery Court of Delaware styled Marc Stengel v. Gregory Rotman, Richard Rotman and Sales OnLine Direct, Inc., Case No. 18109 (collectively, the "Lawsuits") or any action related thereto.

     For the purposes of sections 13.1 and 13.2 above, the term "material" shall mean a matter or a series of matters which, in the aggregate, results in Losses in excess of Thirty Five Thousand Dollars ($35,000).

     14. Limitations on Indemnification.

         14.1. Anything in this Agreement to the contrary notwithstanding, Sellers shall be entitled to indemnification under this Agreement only for Losses suffered directly by Sellers, and not for any diminution of value of the Closing Shares which may result from any matter with respect to which indemnification is provided hereunder.

         14.2. Anything in this Agreement to the contrary notwithstanding, CSEI's indemnity obligations shall be satisfied out of, but only out of, the Closing Shares subject to the Escrow Agreement at the time of any claim made in accordance with the procedures set forth in the Escrow Agreement, and such satisfaction shall be SOLD's sole remedy for any of CSEI's indemnity obligations hereunder notwithstanding the release from time to time of Closing Shares from such escrow. Further, except for an indemnification expressly provided by this

Agreement, in no event shall Sellers or their assigns be liable to SOLD or any other party, or any third party, for any Losses arising out of or related to the Assets or the eCMS License, including any lost revenue, lost profits, replacement goods, loss of technology, rights or services, incidental, punitive, exemplary, indirect or consequential damages, loss of data, or interruption or loss of use or service of any equipment, web-site or business activity, even if advised of the possibility of such damages.

         14.3. Any indemnification provided under this Agreement shall be net of any tax savings, insurance proceeds or other benefits enjoyed by the indemnified party with respect to the indemnified Loss.

     15. Access to Books and Records. For a period of three years after the Closing, Sellers shall provide SOLD with reasonable access to the Books (defined in Section 2.3 of this Agreement) pertaining to the Assets purchased from Sellers hereunder and maintained by Sellers, including the right to make copies at SOLD's expense, for use by SOLD in connection with any legal, tax or accounting matter which may arise.

     16. Confidentiality. Until such time as SOLD makes a public disclosure of this Agreement in accordance with applicable securities laws, Sellers shall not make any public announcement or disclosure of this Agreement or the transactions contemplated hereby without SOLD's prior written approval. SOLD and CSEI further agree that the Confidentiality Agreement entered into by them dated March 22, 2000 shall continue in full force and effect except for Section 7 thereof, which is modified by the provisions in the Miscellaneous Section below.

     17. Expenses of Transaction. Each party to this Agreement shall bear and pay its own expenses in connection with the negotiation and preparation of this Agreement and the conclusion of the transactions contemplated hereby.

     18. Arbitration. Any disputes arising out of this Agreement or the transactions contemplated hereby shall be resolved by binding arbitration in Delaware in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the event that an arbitration proceeds to a written decision of the arbitrators, the prevailing party shall be entitled to recover its reasonable attorneys fees and expenses and costs of arbitration from the losing party, at the discretion of the arbitrators.

     19. CSEI Corporate Name. Within 90 days after the Closing, CSEI shall change its name to a name which does not contain the words ChannelSpace Entertainment or any variations or derivations thereof.

     20. Miscellaneous Provisions.

         20.1. Entire Agreement. This Agreement constitutes the entire, integrated agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

         20.2. Assignability. This Agreement may not be assigned by any of the parties without the written consent of the other parties hereto, except that SOLD may assign the right to acquire any or all of the Assets, and the right to acquire the eCMS License, to one or more subsidiaries or other affiliates of SOLD, provided that no such assignment shall relieve SOLD of SOLD's obligations hereunder.

         20.3. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, guardians, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations, or liabilities.

         20.4. Applicable Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of Delaware, exclusive of any conflicts of law principle which would apply the substantial law of another jurisdiction.

         20.5. Survival. All representations and warranties contained herein shall survive the Closing and shall continue for a period of two (2) years following the Closing Date.

         20.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.


     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first written above.

                        ChannelSpace Entertainment, Inc.


                        By: /s/ Jon A. Allegretti
                           -----------------------------------------------------
                        Name:   Jon A. Allegretti
                        Title:  EVP


                        Discribe, Ltd.


                        By: /s/ Jon A. Allegretti
                           -----------------------------------------------------
                        Name:   Jon A. Allegretti
                        Title:  VP


                        Sales OnLine Direct, Inc.


                        By: /s/ Gregory Rotman
                           -----------------------------------------------------
                        Name:   Gregory Rotman
                        Title:  CEO

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits

1        eCMS License
2        [Left Intentionally Blank]
3        Escrow Agreement
4        Registration Rights Agreement

Schedules

2        Excluded Assets
2.1      Domain Names
2.2      Fixed Assets (included)
2.7      Assigned Contracts
4.1      Assumed Liabilities
8.1.1    Persons to be Employed by SOLD
10.6     Sellers' Required Consents
10.8.1   Permitted Liens
10.8.3   Intellectual Property Rights Granted to Others
10.9     Insurance
10.11    Financial Statements
11.6     SOLD Required Consents

                                   EXHIBIT 1
                          SOFTWARE LICENSE AGREEMENT


     This Software License Agreement (this "Agreement") is made as of this 8th day of Nov. 2000 by and between ChannelSpace Entertainment, Inc. ("CSEI"), a Virginia corporation, and Sales Online Direct, Inc. ("SOLD"), a Delaware corporation.

                              EXPLANATORY STATEMENT

     The parties hereto have entered into an Asset Purchase Agreement ("Asset Purchase Agreement"), dated as of Nov. 8, 2000, pursuant to which, among other things, CSEI has agreed to sell and SOLD has agreed to purchase substantially all CSEI's assets other than the Software. In connection with that transaction, the parties intend for CSEI to license to SOLD certain software, upon the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) cash in hand paid by SOLD to CSEI, the additional consideration payable by SOLD to CSEI pursuant to the Asset Purchase Agreement, the mutual promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CSEI and SOLD hereby agree as follows:

     1.   Definitions.

         1.1 Software. "Software" shall mean the "electronic content management system" software developed by CSEI, as such software exists on the date of this Agreement, and shall include all Documentation for the Software.

         1.2 Documentation. "Documentation" shall mean the instructions, manuals and other information concerning the Software which is intended to assist users of the Software in such use but shall not include architectural and design documents, project plans, time lines and presentations.

     2. License.

         2.1 Scope. CSEI, on behalf of itself and its successors and assigns, including any assignee of CSEI's interest in the Software (the "Licensors"), hereby grants to SOLD and SOLD's affiliates, and SOLD's permitted successors and assigns as set forth in this Agreement (the "Licensees"), a perpetual, royalty-free, non-exclusive license to use the Software, including source code and object code, in connection with the collecting-related online businesses of Licensees.

         In no event shall any Licensee sublicense or in any other way transfer any of the Software other than to a wholly owned subsidiary that is engaged in the line of business specified in this paragraph 2.1.

         2.2 Delivery. Concurrently with the execution and delivery of this Agreement, CSEI shall deliver to SOLD one electronic version of the Software, including the source code and the object code and related Documentation.

     3. Future Development of the Software by Licensees. With respect to the license granted pursuant to Section 2.1, Licensees shall have the right to copy, modify, enhance, disassemble, reassemble, and in every other respect further develop the Software, and all further developments of or to the Software made by any Licensee shall be the exclusive property of such Licensee; provided however
(i) Licensee shall use the Software only as permitted hereunder and (ii) any such modification, enhancement, development or improvement shall not be commercially licensed, sold or otherwise transferred.

     4. Warranty and Indemnification.

         4.1 CSEI warrants that it owns the Software and has the full right, authority and ability to grant the rights in the Software granted to SOLD hereby. CSEI further warrants that the Software shall be delivered free of any rightful claim of any third party for infringement of any patent, copyright, trademark, trade secret, or other intellectual property right.

         4.2 CSEI shall indemnify and hold harmless SOLD and its affiliates, and its permitted successors and assigns, and their respective directors, officers, employees and agents, against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any breach of the warranties set forth above. CSEI shall defend and settle at its sole expense all suits or proceedings arising out of the foregoing, provided that SOLD gives CSEI prompt notice of any such claim of which it learns. No such settlement which prevents SOLD from continuing to use the Software as provided herein shall be made without SOLD's prior written consent. In case the Software, or any part thereof, is conclusively held to constitute such an infringement and the use for the purpose intended of said Software is finally enjoined, CSEI shall, at its reasonable expense and option, either procure for SOLD the right to continue using same, or replace same with a non-infringing product, or modify same so it becomes non-infringing.

         4.3 Anything in this Section to the contrary notwithstanding, CSEI's monetary indemnification obligations under this Agreement shall be satisfied only out of the SOLD stock that is deposited into escrow pursuant to the Escrow Agreement entered into pursuant to the Asset Purchase Agreement.

     5. Open Sourcing of Software. Under no circumstances will SOLD permit the Software, including the source code and object code, to be utilized as an open source. SOLD will prohibit and prevent the use of the Software, its source code and object code, by anyone other than SOLD's authorized employees, contractors, agents and/or representatives, for any purpose other than the business purposes of SOLD as reflected in Section 2.1.

     6. Assignment; Binding Effect.

         6.1 Assignment by SOLD. SOLD may assign this Agreement or sublicense the Software to any wholly-owned subsidiary, subject to the restrictions on use of the Software contained herein and as set forth in Section 2.1. SOLD shall not otherwise have the right to sublicense or sell independently any interest in the Software.

         6.2 Assignment by CSEI. CSEI may assign or transfer its rights in the Software to any third party provided that CSEI's obligations hereunder bind the assignee or transferee. The parties hereto acknowledge CSEI's intent to sell the Software to 3D Shopping.com d/b/a O2, Essential Marketing Technologies ("O2"), subject to the license set forth in this Agreement and, therefore, O2 will be entitled to enforce the restrictions contained herein.

     7. General

         7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

         7.2 Severability. If any provision of this Agreement or any Schedule attached hereto is held invalid or otherwise unenforceable, the enforceability of the remaining provisions of this Agreement and the Schedules will not be impaired thereby.

         7.3 No Waiver. The failure by any party to exercise any right or remedy provided for herein will not be deemed a waiver of any right or remedy hereunder.

         7.4 Remedies. The rights and remedies of SOLD set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it in law or in equity.

         7.5 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

     IN WITNESS WHEREOF the parties have executed this Agreement on the date first set forth above.

                            CHANNEL SPACE ENTERTAINMENT, INC.

                            By: /s/ Jon A. Allegretti                   (SEAL)
                               -----------------------------------------
                            Name:   EVP Jon A. Allegretti
                                 ---------------------------------------



                            SALES ONLINE DIRECT, INC.

                            By: /s/ Gregory Rotman                      (SEAL)
                               -----------------------------------------
                            Name:   Gregory Rotman
                                 ---------------------------------------

                          SOFTWARE LICENSE AGREEMENT


                  This Software License Agreement (this "Agreement") is made as of this 8th day of Nov. 2000 by and between ChannelSpace Entertainment, Inc. ("CSEI"), a Virginia corporation, and Sales Online Direct, Inc. ("SOLD"), a Delaware corporation.

                              EXPLANATORY STATEMENT

                  The parties hereto have entered into an Asset Purchase Agreement ("Asset Purchase Agreement"), dated as of Nov. 8, 2000, pursuant to which, among other things, CSEI has agreed to sell and SOLD has agreed to purchase substantially all CSEI's assets other than the Software. In connection with that transaction, the parties intend for CSEI to license to SOLD certain software, upon the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of One Dollar ($1.00) cash in hand paid by SOLD to CSEI, the additional consideration payable by SOLD to CSEI pursuant to the Asset Purchase Agreement, the additional consideration payable pursuant to Section 2.3 hereof, the mutual promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CSEI and SOLD hereby agree as follows:

1.   Definitions.

     1.1 Software. "Software" shall mean the "electronic content management system" software developed by CSEI, as such software exists on the date of this Agreement, and shall include all Documentation for the Software.

     1.2 Documentation. "Documentation" shall mean the instructions, manuals and other information concerning the Software which is intended to assist users of the Software in such use but shall not include architectural and design documents, project plans, time lines and presentations.

2.   License.

     2.1 Scope. CSEI, on behalf of itself and its successors and assigns, including any assignee of CSEI's interest in the Software (the "Licensors"), hereby grants to SOLD and SOLD's affiliates, and SOLD's permitted successors and assigns as set forth in this Agreement (the "Licensees"), a perpetual, non-exclusive license to use the Software, including source code and object code, in connection with the furniture-related online businesses of Licensees.

         In no event shall any Licensee sublicense or in any other way transfer any of the Software other than to a wholly owned subsidiary that is engaged in the line of business specified in this paragraph 2.1.

     2.2 Delivery. Concurrently with the execution and delivery of this Agreement, CSEI shall deliver to SOLD one electronic version of the Software, including the source code and the object code and related Documentation.

     2.3 Royalty. In consideration of the license granted hereunder, SOLD shall pay to 3D Shopping.com d/b/a O2, Essential Marketing Technologies ("O2") the sum of Fifty Thousand Dollars ($50,000) on or before March 31, 2001. If SOLD fails to make the payment set forth in this Section 2.3, the license granted hereunder shall automatically expire and terminate.

3. Future Development of the Software by Licensees. With respect to the license granted pursuant to Section 2.1, Licensees shall have the right to copy, modify, enhance, disassemble, reassemble, and in every other respect further develop the Software, and all further developments of or to the Software made by any Licensee shall be the exclusive property of such Licensee; provided however
(i) Licensee shall use the Software only as permitted hereunder and (ii) any such modification, enhancement, development or improvement shall not be commercially licensed, sold or otherwise transferred.

4.   Warranty and Indemnification.

     4.1 CSEI warrants that it owns the Software and has the full right, authority and ability to grant the rights in the Software granted to SOLD hereby. CSEI further warrants that the Software shall be delivered free of any rightful claim of any third party for infringement of any patent, copyright, trademark, trade secret, or other intellectual property right.

     4.2 CSEI shall indemnify and hold harmless SOLD and its affiliates, and its permitted successors and assigns, and their respective directors, officers, employees and agents, against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any breach of the warranties set forth above. CSEI shall defend and settle at its sole expense all suits or proceedings arising out of the foregoing, provided that SOLD gives CSEI prompt notice of any such claim of which it learns. No such settlement which prevents SOLD from continuing to use the Software as provided herein shall be made without SOLD's prior written consent. In case the Software, or any part thereof, is conclusively held to constitute such an infringement and the use for the purpose intended of said Software is finally enjoined, CSEI shall, at its reasonable expense and option, either procure for SOLD the right to continue using same, or replace same with a non-infringing product, or modify same so it becomes non-infringing.

     4.3 Anything in this Section to the contrary notwithstanding, CSEI's monetary indemnification obligations under this Agreement shall be satisfied only out of the SOLD stock that is deposited into escrow pursuant to the Escrow Agreement entered into pursuant to the Asset Purchase Agreement.

5. Open Sourcing of Software. Under no circumstances will SOLD permit the Software, including the source code and object code, to be utilized as an open source. SOLD will prohibit and prevent the use of the Software, its source code and object code, by anyone other than SOLD's authorized employees, contractors, agents and/or representatives, for any purpose other than the business purposes of SOLD as reflected in Section 2.1.

6.   Assignment; Binding Effect.

     6.1 Assignment by SOLD. SOLD may assign this Agreement or sublicense the Software to any wholly-owned subsidiary, subject to the restrictions on use of the Software contained herein and as set forth in Section 2.1. SOLD shall not otherwise have the right to sublicense or sell independently any interest in the Software.

     6.2 Assignment by CSEI. CSEI may assign or transfer its rights in the Software to any third party provided that CSEI's obligations hereunder bind the assignee or transferee. The parties hereto acknowledge CSEI's intent to sell the Software to O2 subject to the license set forth in this Agreement and, therefore, O2 will be entitled to enforce the restrictions contained herein.

7.   General

     7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

     7.2 Severability. If any provision of this Agreement or any Schedule attached hereto is held invalid or otherwise unenforceable, the enforceability of the remaining provisions of this Agreement and the Schedules will not be impaired thereby.

     7.3 No Waiver. The failure by any party to exercise any right or remedy provided for herein will not be deemed a waiver of any right or remedy hereunder.

     7.4 Remedies. The rights and remedies of SOLD set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it in law or in equity.

     7.5 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.


     IN WITNESS WHEREOF the parties have executed this Agreement on the date first set forth above.

                             CHANNEL SPACE ENTERTAINMENT, INC.


                              By: /s/ Jon A. Allegretti                   (SEAL)
                                 -----------------------------------------
                              Name:   EVP Jon A. Allegretti
                                   ---------------------------------------



                              SALES ONLINE DIRECT, INC.

                              By: /s/ Gregory Rotman                      (SEAL)
                                 -----------------------------------------
                              Name:   Gregory Rotman
                                   ---------------------------------------

                                   EXHIBIT 3
                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is dated as of Nov. 8, 2000, by and among Sales Online Direct, Inc., a corporation organized under the laws of the State of Delaware, U.S.A. (the "Company"), ChannelSpace Entertainment, Inc., a Virginia corporation ("CSEI"), and Olde Monmouth Stock Transfer Co., Inc., as escrow agent (the "Escrow Agent").

         Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in that Asset Purchase Agreement between the Company and CSEI dated Nov. 8, 2000 (the "Asset Purchase Agreement").

                              W I T N E S S E T H:

         WHEREAS, CSEI and the Company have entered into the Asset Purchase Agreement, pursuant to which CSEI has sold certain assets to the Company and in consideration therefore, (i) the Company has issued 7,530,000 shares of the Company's common stock to CSEI (referred to in the Asset Purchase Agreement as the "Closing Shares"), and (ii) the Company has agreed to issue additional shares of common stock of CSEI having a value of $300,000 determined as set forth in the Asset Purchase Agreement (referred to in the Asset Purchase
Agreement as the "Registrable Shares"). For purposes of this Agreement, the Closing Shares are referred to as the "Escrow Shares." The Registrable Shares are not included in the Escrow Shares and are not subject to this Agreement; and

         WHEREAS, as set forth in the Asset Purchase Agreement, CSEI and the Company have agreed that the Escrow Shares shall be deposited and held in escrow pursuant to this Agreement; and

         WHEREAS, the Escrow Agent is willing to act hereunder on the terms and conditions set forth herein.

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations set forth below, the parties hereto hereby agree as follows:

1.       ESCROW DEPOSIT

         On the Closing Date, pursuant to the Asset Purchase Agreement, the Company shall issue the Closing Shares to CSEI and CSEI shall immediately deposit the Closing Shares into escrow with the Escrow Agent, to be held and released in accordance with this Agreement.

2.       MAINTENANCE OF ESCROW; RIGHTS WITH RESPECT TO ESCROW SHARES

         2.1. The Escrow Agent shall hold the Escrow Shares in certificate form or in a brokerage account, as the Escrow Agent deems appropriate to fulfill its duties hereunder, in either case registered in the name of the Escrow Agent as escrow agent under this Agreement. CSEI (or its assignees if CSEI's rights with respect to any Escrow Shares have been assigned pursuant to Section 4.3 hereof) shall be the beneficial owner of the Escrow Shares unless and until any Escrow Shares become releasable to the Company in accordance with this Agreement.

         2.2. While held in escrow, CSEI (or its assignees if CSEI's rights with respect to any Escrow Shares have been assigned pursuant to Section 4.3 hereof) shall have the right to direct the voting of the Escrow Shares and the right to receive any cash dividends paid with respect to the Escrow Shares.

         2.3. In the event that any stock or other securities become issuable with respect to any Escrow Shares, or any stock split, share exchange or other recapitalization shall occur with respect to any Escrow Shares, the stock or other securities issued in connection therewith shall be deposited into escrow with the Escrow Agent and held in accordance with this Agreement, and such stock or other securities shall be deemed included within the meaning of the term "Escrow Shares" as used herein.

3.       RELEASE OF ESCROW SHARES

         Escrow Shares shall be released from Escrow only as follows, or as otherwise ordered by a court of competent jurisdiction:

         3.1. Joint Instructions. Escrow Shares shall be released in accordance with any joint written instructions signed by both the Company and CSEI and delivered to the Escrow Agent; provided that if CSEI has assigned it rights with respect to any Escrow Shares pursuant to Section 4.3 hereof, any release of Escrow Shares other than in accordance with this Agreement shall require the consent of such assignees.

         3.2. AOL Canada. If CSEI is unable to obtain the consent of America Online ("AOL") or AOL Canada to the assignment of the Interactive Services Agreement dated as of February 1, 1997, the Agreement for AOL's Studio Affiliate Program dated as of November 18, 1997 and the AOL Studio Affiliate Letter Agreement dated as of November 18, 1997 or if the Company, acting in good faith, is unable to enter into a new agreement with AOL or AOL Canada on terms reasonably satisfactory to the Company and AOL within one year from the date of this Agreement, as certified in writing to CSEI and the Escrow Agent, 500,000 Escrow Shares shall be released from escrow to the Company. Pending CSEI's obtaining such consent or the Company entering into such new agreement, 500,000 Escrow Shares shall be reserved and held in escrow for purposes of satisfying any release due to the Company under this Section. If CSEI obtains such consent within one year, CSEI shall so certify in writing to the Company and the Escrow Agent, including a copy of the consent, and the 500,000 shares shall be released from the reserve.

         3.3. Indemnification Claims.

              3.3.1. At any time prior to the one-year anniversary of the date of this Agreement, upon the Company's commencement of any arbitration or court proceeding seeking an award of Escrow Shares in satisfaction of a claim for indemnification made by the Company pursuant to the Asset Purchase Agreement (an "Indemnification Claim"), and written notice of the Indemnification Claim being given to the Escrow Agent, an amount of Escrow Shares sufficient to satisfy the claim (calculated as provided herein) shall be reserved by the Escrow Agent pending resolution of the Indemnification Claim, even if the reserved Escrow

Shares otherwise become eligible for release under this Agreement. Upon resolution of the Indemnification Claim by settlement agreement, arbitral award or court order, all or a portion of the Escrow Shares shall be released to the Company in satisfaction of the Indemnification Claim to the extent provided in the settlement agreement, arbitral award or court order, provided that any arbitral award or court order has become final and unappealable.

              3.3.2. For purposes of determining the number of shares to be reserved for any Indemnification Claim, the Company shall make a good faith calculation of the number of shares required to satisfy the Indemnification Claim using the average of the closing bid price of the Company's common stock on the five trading days immediately preceding the date notice of the Indemnification Claim is given to the Escrow Agent. The number of shares so determined by the Company shall be reserved by the Escrow Agent.

              3.3.3. The Company shall "mark to market" the number of reserved Escrow Shares on the first trading day of each month (using the average of the closing bid price of the Company's common stock on the last five trading days of the prior month) as long as any Escrow Shares are held in reserve by the Escrow Agent for an Indemnification Claim. If at the beginning of any month the value of the reserved Escrow Shares has changed based upon such mark to market calculation by more than ten percent (10%) of the value as of the last required mark to market calculation, the Company shall deliver an instruction to the Escrow Agent increasing or decreasing, as applicable, the number of Escrow Shares held in reserve by the Escrow Agent. The Company shall send a copy of the instruction and calculation to CSEI. If CSEI has assigned its rights with respect to any Escrow Shares and the assignees have appointed a designee for purposes of receiving notice and giving consent (a "Designee"), CSEI also shall send a copy of the instruction and calculation to the Designee.

         3.4. Registration of Escrow Shares. Upon the Escrow Agent's receipt of written notice from counsel to the Company that a registration statement covering any Escrow Shares has become effective, provided that no stop order or suspension order has been issued, the Escrow Agent shall release to CSEI (or its assignees if CSEI's rights with respect to any Escrow Shares have been assigned pursuant to Section 4.3 hereof) the Escrow Shares that have been registered pursuant to such registration statement.

         3.5. Rule 144 Releases. Upon the Escrow Agent's receipt of an opinion of the Company's counsel, or the opinion of another law firm reasonably acceptable to the Company and the Escrow Agent, to the effect that a public sale or transfer of any Escrow Shares may be made without registration, in accordance with the provisions of Rule 144 adopted under the Securities Act of 1933, as amended, or such other exemption from registration which permits a public sale of unregistered securities as may then be in effect, the Escrow Agent shall release to CSEI (or its assignees if CSEI's rights with respect to any Escrow Shares have been assigned pursuant to Section 4.3 hereof) the Escrow Shares covered by such opinion; provided that for a period of two years after the date of this Agreement, the number of unregistered Escrow Shares released from escrow in any one calendar month may not exceed ten percent (10%) of the reported aggregate monthly trading volume in the Company's common stock during the preceding calendar month (the "Contractual Volume Limitation"). The parties acknowledge that the Contractual Volume Limitation shall expire two years after the date of this Agreement.

4.       TRANSFERS OF BENEFICIAL INTEREST PRIOR TO RELEASE FROM ESCROW

         4.1. Prohibition on Transfers. No Escrow Shares may be sold short, made the subject of put options, or otherwise beneficially sold, transferred, pledged or otherwise alienated or encumbered while held in escrow, except in accordance with this Section 4.

         4.2. Pledge of Right to Receive Escrow Shares.

              4.2.1. CSEI shall have the right to grant to a lender (a "Pledgee") a security interest in CSEI's right to receive Escrow Shares if and when Escrow Shares become releasable under this Agreement, provided that the Pledgee first enters into such subordination, standstill and similar agreements as may be reasonably acceptable to the Company providing that the Pledgee's rights with respect to the Escrow Shares are completely subordinate to the Company's rights to the Escrow Shares and that the Pledgee shall have no right to take any action or exercise any remedy with respect to any Escrow Shares prior to the release of such Escrow Shares pursuant to this Agreement. CSEI may not grant any such security interest with respect to any Escrow Shares as to which CSEI has assigned its rights pursuant to Section 4.3 of this Agreement.

              4.2.2. No grant of any security interest shall be binding upon the Escrow Agent unless and until the Escrow Agent shall have received written notice of the security interest signed by CSEI and the Pledgee, stating the number of Escrow Shares covered by the security interest and stating the name, address, tax identification number and telephone number of the Pledgee, which notice shall include a copy of the security agreement and all other documentation pertaining to the security interest.

              4.2.3. If at the time any Escrow Shares become releasable pursuant to this Agreement, a security interest has been granted with respect to such Escrow Shares as described in Section 4.2.1 above, then the Escrow Shares that have become releasable, up to the number of Escrow Shares covered by such security interest, shall be released directly to the Pledgee or as the Pledgee may otherwise direct, provided that the Pledgee shall have provided to the Escrow Agent and the Company an opinion of the Pledgee's counsel reasonably acceptable to the Company, or other counsel reasonably acceptable to the Escrow Agent and the Company, to the effect that the release of Escrow Shares to the Pledgee or as directed by the Pledgee does not constitute a public distribution of such Escrow Shares or otherwise require registration of such Escrow Shares.

         4.3. Plan of Liquidation.

              4.3.1. The Company acknowledges that CSEI intends to adopt and consummate a plan of liquidation and dissolution within one year after the Closing Date, and that pursuant to such plan, CSEI may assign to various of its creditors and stockholders all of CSEI's right, title and interest in and to the right to receive Escrow Shares if and when any Escrow Shares become releasable under the provisions of this Agreement ("Liquidating Assignments"). CSEI shall give the Company and the Escrow Agent written notice of the adoption of a plan of liquidation and dissolution and any Liquidating Assignment included therein (the "Notice of Liquidating Assignment"), stating the name, address, tax identification number or social security number and telephone number of CSEI's creditors and stockholders who are to receive Escrow Shares pursuant to the Liquidating Assignment, stating the number of shares to be received by each, the priority of distribution (if any) and the pro rata share of each release the creditor or stockholder shall be entitled to receive. The Notice of Liquidating Assignment shall include a copy of the plan of liquidation and dissolution and all documentation pertinent to such plan. CSEI may amend its plan of liquidation and dissolution and any Liquidating Assignment contained therein by giving written notice to the Escrow Agent, provided that no such amendment may change or revoke an earlier Liquidating Assignment if the Escrow Shares covered by such Liquidating Assignment have already been released from escrow. Upon the Escrow Agent's and the Company's receipt of a Notice of Liquidating Assignment, each assignee listed in the Notice of Liquidating Assignment shall be deemed to be the beneficial owner of the right to receive that number of Escrow Shares assigned to such assignee, subject however in all respects to all of the terms and conditions of this Agreement. Upon CSEI making Liquidating Assignments with respect to CSEI's right to receive all of the Escrow Shares, CSEI shall have no further right, title or interest in or to the Escrow Shares.

              4.3.2. Anything in this Agreement to the contrary notwithstanding, the Escrow Agent shall not make any distribution of unregistered Escrow Shares pursuant to any Liquidating Assignment until the Escrow Agent shall have received an opinion of counsel to CSEI reasonably acceptable to the Escrow Agent and the Company, or the opinion of such other counsel as may be reasonably acceptable to the Escrow Agent and the Company, to the effect that the Escrow Agent's release of unregistered Escrow Shares pursuant to such Liquidating Assignment does not constitute a public distribution of such unregistered Escrow Shares or otherwise require registration of such Escrow Shares.

              4.3.3. Anything in this Agreement to the contrary notwithstanding, no Escrow Shares shall be released pursuant to any Liquidating Assignment in the event that a security interest in CSEI's right to receive the Escrow Shares subject to the Liquidating Assignment has been granted and remains in effect.

5.       ORDER OF PRIORITY OF RELEASE OF ESCROW SHARES

         Upon any Escrow Shares becoming releasable under this Agreement, such Escrow Shares shall be released in accordance with the following priorities:

         5.1. First, to the Company in satisfaction of any unsatisfied entitlement under this Agreement.

         5.2. Second to any Pledgee up to the amount of Escrow Shares with respect to which a security interest has been granted under this Agreement.

         5.3. Third to any assignees who have been designated in a Notice of Liquidating Assignment as having priority over other such assignees, until the assignees having priority have received the number of shares stated in the Notice of Liquidating Assignment or the value stated in the Assignment. (If value as opposed to number of shares is stated, value shall be determined by the Company in good faith using the average of the closing bid price of the Company's common stock on the five trading days immediately preceding the date on which all requirements for the release of Escrow Shares pursuant to this
Section 5.3 were satisfied, and the Company shall give written notice of such computation to the Escrow Agent and to the Designee, if a Designee has been appointed.)

         5.4. Fourth to the remaining assignees designated in any Notice of Liquidating Assignment according to each assignee's pro-rata share as designated in the Notice of Liquidating Assignment, until such assignees shall have received the number of shares or the value stated in the Notice of Liquidating Assignment. (If value as opposed to number of shares is stated, value shall be determined by the Company in good faith using the average of the closing bid price of the Company's common stock on the five trading days immediately preceding the date on which all requirements for the release of Escrow Shares pursuant to this Section 5.4 were satisfied, and the Company shall give written notice of such computation to the Escrow Agent and to the Designee, if a Designee has been appointed.)

         5.5. Fifth, to CSEI if it then exists or, if not, to any other person lawfully entitled to receive any Escrow Shares.

6.       ESCROW AGENT

         The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

         6.1. Validity of Communications. The Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any communication given to the Escrow Agent.

         6.2. Genuineness. The Escrow Agent shall be protected in acting upon any written notice, certificate, instruction, request or other paper or document believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.

         6.3. Limitation on Liability. The Escrow Agent shall not be liable for any act done hereunder except in the case of the Escrow Agent's willful misconduct or bad faith. Any release of Escrow Shares by the Escrow Agent pursuant to this Agreement shall fully discharge the Escrow Agent's duties with respect to such shares, and the Escrow Agent shall have no further obligation with respect to such shares.

         6.4. No Investigation. The Escrow Agent shall not be obligated to investigate the correctness or accuracy of any document or to determine whether or not the signatures contained in such documents are genuine or to require documentation or evidence substantiating any such document or signature.

         6.5. Duties. The Escrow Agent shall have no duties as Escrow Agent except those that are expressly set forth herein or in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect the Escrow Agent's duties unless the Escrow Agent shall have given written consent thereto.

         6.6. Controversies. If any controversy arises between two or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver any Escrow Shares or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Escrow Shares in dispute or any portion thereof but may retain the same until the rights of the parties to the dispute shall have been finally determined by agreement, by final arbitral decision or by final judgment of a court of competent jurisdiction after all appeals have been finally determined (or the time for further appeals has expired without an appeal having been made). The Escrow Agent shall deliver, in accordance with the terms hereof, that portion of the Escrow Shares not subject to such dispute. The Escrow Agent shall deliver that portion of the Escrow Shares covered by such agreement or final decision or order within five days after the Escrow Agent receives a copy thereof. The Escrow Agent shall assume that no such controversy has arisen unless and until it receives written notice from the Company, CSEI or an interested third party that such controversy has arisen, which refers specifically to this Agreement and identifies the adverse claimants to the controversy.

         6.7. Indemnification. The Company and CSEI each agree, jointly and severally, to indemnify the Escrow Agent for, and to hold the Escrow Agent harmless from and against, any loss incurred without gross negligence, willful misconduct, or bad faith on the Escrow Agent's part, arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending the Escrow Agent against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall not apply to a direct claim against the Escrow Agent by the Company or CSEI alleging in good faith a breach of this Agreement by the Escrow Agent, which claim results in a final non-appealable judgment against the Escrow Agent with respect to such claim.

         6.8. Interpleader. In the event of any dispute as to the nature of the rights or obligations of the CSEI, the Company or the Escrow Agent hereunder, the Escrow Agent may at any time or from time to time interplead and/or deposit all or any part of the Escrow Shares with or to a court of competent jurisdiction, in accordance with the procedural rules thereof. The Escrow Agent shall give notice of such action to the Company and CSEI. Upon such interpleader or deposit, the Escrow Agent shall immediately be relieved and discharged from all further obligations and responsibilities hereunder with respect to the Escrow Shares deposited, including the decision to interplead or deposit such Escrow Shares.

7.       TERMINATION

         This Agreement shall terminate upon the release from escrow in accordance with this Agreement of all of the Escrow Shares, provided that the provisions of this Agreement for the benefit of the Escrow Agent shall survive any termination of this Agreement.

8.       MISCELLANEOUS

         8.1. Amendment; Third Party Interests. This Agreement may be modified or amended by a written instrument executed by the Company and the Escrow Agent and, as long as CSEI owns a beneficial interest in any Escrow Shares, by CSEI. If CSEI ceases to be the beneficial owner of any Escrow Shares, modification or amendment of this Agreement also shall require the written consent of any Designee, if a Designee has been appointed. Any Pledgee or assignee pursuant to a Liquidating Assignment shall have the right to consent to any amendment which adversely affects its rights under this Agreement, and shall have the right to enforce this Agreement for the limited purpose of requiring the release of Escrow Shares in accordance with this Agreement. No Pledgee or assignee pursuant to a Liquidating Assignment shall have any other rights under or with respect to this Agreement.

         8.2. Notices. All communications required or permitted to be given under this Agreement to any party hereto shall be sent by first class mail, return receipt requested, or facsimile transmission with confirmation of transmission, to the following addresses and facsimile numbers, or such other addresses as the parties may specify by giving written notice:

     If to the Company:  138 Chapman St.
                         Canton, Massachusetts  02021
                         Attention:  Greg Rotman, CEO
                         Fax No. 305-489-6114

     with copies to:     Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                         The Garrett Building
                         233 East Redwood Street
                         Baltimore, Maryland  21202-3332
                         Fax No. 410-576-4246
                         Attention:  Abba D. Poliakoff

     If to CSEI:         808 Live Oak Drive, Suite 126
                         Chesapeake, Virginia  23320
                         Attention:  Ms. Susan Babb
                         Fax No. 757-321-1451

     with copies to:     Jon A. Allegretti, Esq.
                         1798 Robson Drive
                         Pittsburgh, Pennsylvania  15241
                         Fax No. 412-914-0490

                         James L. Weinberg, Esq.
                         Hirschler, Fleischer, Weinberg, Cox & Allen
                         Post Office Box 500
                         Richmond, Virginia  23218-0500
                         Fax No. 804-644-0957

     If to the
     Escrow Agent:       Olde Monmouth Stock Transfer Co., Inc.
                         77 Memorial Parkway, 2nd Floor
                         Atlantic Highlands, New Jersey  07716
                         Attention:  Matt Troster
                         Fax No. 732-872-2728

         8.3. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Escrow Agent shall not assign its duties under this Agreement and CSEI shall not assign any right or interest in any Escrow Shares except in accordance with the provisions of this Agreement.

         8.4. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, excluding any conflicts of law principle that would apply the law of another jurisdiction.

         8.5. Counterparts and Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile transmission, which shall be deemed an original for all purposes.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                          THE COMPANY:
                          SALES ONLINE DIRECT, INC.

                          By: /s/ Gregory Rotman
                             ---------------------------------------------------
                             Gregory Rotman, CEO

                          CSEI:
                          CHANNELSPACE ENTERTAINMENT, INC.

                          By: /s/ Jon A. Allegretti
                             ---------------------------------------------------
                             Jon A. Allegretti, EVP

                          ESCROW AGENT:
                          OLDE MONMOUTH STOCK TRANSFER CO., INC.

                          By: /s/ John A. Troster
                             ---------------------------------------------------
                             John A. Troster
                             President

                                   EXHIBIT 4
                          REGISTRATION RIGHTS AGREEMENT


     This  Registration  Rights  Agreement  (this  "Agreement")  is  made  as of
Nov. 8, 2000, by and between Sales Online Direct, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., with headquarters located at 4 Brussels Street, Worcester, Massachusetts 01610 (the "Company"), and ChannelSpace Entertainment, Inc. with its headquarters located at 808 Live Oak Drive, Suite 126, Chesapeake, VA 23320 (the "Purchaser").

     This  Agreement  is being  entered  into  pursuant  to that  certain  Asset
Purchase   Agreement   dated   Nov. 8,  2000,   to  which  the  Company  and the
Purchaser are parties (the "Purchase Agreement").

     The Company and the Purchaser hereby agree as follows:

     1. Definitions.

         Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Advice" shall have the meaning set forth in Section 4(d).

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         "Blackout Period" shall have the meaning set forth in Section 5(d).

         "Board" means the Company's Board of Directors.

         "Business Day" means any day except Saturday, Sunday and any day that shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Company's Common Stock, $.001 par value per share.

         "Effectiveness Date" means the date on which the Registration Statement is declared effective by the Commission.

         "Effectiveness  Period"  shall  have the  meaning  set forth in Section
2(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Filing Date" means the earliest practicable date on which the Company can file a Registration Statement with the Commission, which shall be not later than the 90th day following the Closing Date.

         "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

         "Indemnified Party" shall have the meaning set forth in Section 7(c).

         "Indemnifying Party" shall have the meaning set forth in Section 7(c).

         "Losses" shall have the meaning set forth in Section 7(a).

         "OTC  Bulletin  Board"  shall  mean  the  over-the-counter   electronic
bulletin board market or exchange.

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Prospectus"   means  the  prospectus   included  in  the  Registration
Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

         "Registrable Securities" means the shares of Common Stock issued pursuant to Section 4.3 of the Purchase Agreement (defined therein as the "Registrable Securities"), and upon any stock split, stock dividend, recapitalization or similar event with respect to such shares.

         "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Securities Act" means the Securities Act of 1933, as amended.

     2. Registration.

         (a) Required Registration. Not later than the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its best efforts (subject to
Section 5 hereof) to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold pursuant to the Registration Statement and
(ii) the date on which all of the remaining Registrable Securities (in the reasonable opinion of counsel to the Holders) may be immediately sold to the public without any restriction pursuant to Rule 144(k) (the "Effectiveness Period")

     3. Company Registration Obligations.

          In connection with the Company's registration obligations hereunder, the Company shall:

         (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holder (except if otherwise directed by the Holder), and cause the Registration Statement to become effective and remain effective as provided herein.

         (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period, or as may be reasonably requested within a reasonable time prior to any proposed sale by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holder true and complete copies of all correspondence from and to the Commission relating to the Registration Statement.

         (c)  Notify  the Holder of  Registrable  Securities  to be sold and its counsel as promptly as possible (i) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (ii) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; (iii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; or (vii) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) Within two (2) business days after the Registration Statement, or any post-effective amendment, which includes the Registrable Securities is ordered effective by the Commission, deliver, and cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities and to the Purchaser (with copies to the Holders whose Registrable Securities are included in such Registration Statement, if other than the Purchaser) confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

         (e) Furnish to the Holder and its counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

         (f) Promptly deliver to the Holder and its counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (g) Use its best efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

         (h) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

         (i) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (j) In the event of any underwritten public offering of the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering, provided that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

         (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the OTC Bulletin Board and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement.

         (l) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the Effectiveness Date of such registration.

         (m) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering the period of at least 12 months, but not more than 18 months after the Effectiveness Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158. "Availability Date" means 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the Effectiveness Date of the Registration Statement.

     4. Holder Obligations.
        ------------------

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. The Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.

         (b) The Holder, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

         (c) Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(f) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(d), and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

         (d) Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(c)(iii), 3(c)(iv), 3(c)(v), 3(c)(vi) or 5(b)(iii) and 5(b)(iv), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(i), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

         (e) The Holder may not participate in any underwritten registration hereunder unless it (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to the terms of this Agreement.

         (f) To the extent required by applicable law, deliver a prospectus to the purchaser of Registrable Securities.

         (g) Notify the Company when it has sold all of the Registrable Securities theretofore held by it.

         (h) Promptly notify the Company in the event that any information supplied by such Holder in writing for inclusion in the Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing.

     5. Suspension Period; Blackout Period.
        ----------------------------------

         (a) Commission Stop Order. The Company shall promptly give notice to all Holders of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement filed pursuant to this Agreement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement at the earliest possible time.

         (b) Suspension Events. Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to register any Registrable Securities shall be suspended upon notice by the Company to all Holders of the occurrence of any one or more of the following events ("Suspension Events"):

                           (i) a  certificate,  signed by the  President  of the
              Company, stating that the Board has determined in its good faith judgment that such registration would be expected to have (x) a material adverse effect on (or require premature disclosure of) any proposal or plan by the Company to engage in any material acquisition of assets (other than in the ordinary course) or stock or any material merger, consolidation, tender offer, reorganization or similar transaction, or (y) a material adverse effect on a registration of securities of the Company which is proposed to be filed within 90 days of such request, in which case the Company shall have an additional period of not more than 90 days within which to register such Registrable Securities; or

                           (ii) the issuance of a stop order.

         (c) Duration of Suspension Period. Any suspension pursuant to Subsection (b) shall commence on the date notice ("Suspension Notice") is given by the Company to all Holders of such Suspension Event, and shall continue in effect until such time that (i) notice is given by the Company that such Suspension Event or its effect no longer exists, or (ii) the passage of 90 days after the Suspension Notice was given (the "Suspension Period"), whichever is earlier. After the expiration of any Suspension Period, another Suspension Period may not occur in the ensuing 12 months.

         (d) Blackout Period. Following the effectiveness of any Registration Statement hereunder, each Holder agrees that no offers or sales of any Registrable Securities owned or held by such Person will be effected after the Company shall have given notice ("Blackout Notice") of any Suspension Event which states that no offers or sales shall be made, until such time that (i) notice is given by the Company that offers and sales may recommence, or (ii) the passage of 90 days after the Blackout Notice has been given ("Blackout Period"), whichever is earlier.

     6. Registration Expenses.
        ---------------------

         All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, all federal and Blue Sky registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company. Each Holder shall bear a proportionate share of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering and of the expenses of counsel for Holders.

     7. Indemnification.
        ---------------

         (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, any other disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein), any application or other document or communication executed on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by a registration statement under the "blue sky" or securities laws of such jurisdiction; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or
(iii) any violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by any Registration Statement, any Prospectus, or any preliminary prospectus or any amendment or supplement thereto. Subject to the provisions of Section 7(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent or controlling Person for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any Person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and provided, further, that the Company shall not be required to indemnify any person to the extent that any Loss results from such Person selling Registrable Securities (i) to a Person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available copies thereof or (ii) during any period following written notice by the Company to such Holder of an event described in Sections 3(c)(iii), 3(c)(iv), 3(c)(v), 3(c)(vi) or 5(b).

         (b) Indemnification by Holder. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against any Losses, as incurred, arising out of or based upon any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement, any Prospectus, or any preliminary prospectus, amendment or supplement thereto or necessary to make the statements therein (in the case of any Prospectus or preliminary prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or any amendment or supplement thereto and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or any amendment or supplement thereto. The Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling Person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld.

         (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided however, that an Indemnified

Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such indemnified party by the counsel retained by Indemnifying Party would be inappropriate due to actual or potential differing interest between such Indemnified Party and any other party represented by such counsel in the Proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section, but only to the extent of such prejudice, and provided further the omission so to deliver written notice to the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section.

         (d) Applicable to Preliminary Prospectus. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus that is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any Indemnified Party if a copy of such corrected Prospectus or amendment or supplement thereto had been made available to such Indemnified Party and was not sent or given by such indemnified party at or prior to the time such action was required of such Indemnified Party by the Securities Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient complete defense to) any liability of such Indemnified Party with respect to such statement or omission.

         (e) Contribution. If a claim for indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         (f) Survival. The obligations of the Company and the Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     8. Rule 144.
        --------

         As long as any Holder owns any Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holder with true and complete copies of all such filings. As long as any Holder owns any Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell any Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions of counsel to the Company referred to in the Purchase Agreement. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

     9. Miscellaneous.
        -------------

         (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this

Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof .

         (c) Specific Enforcement, Consent to Jurisdiction.

              (i) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Purchase Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

              (ii) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the Chancery Court of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9(c) shall affect or limit any right to serve process in any other manner permitted by law.

         (d) Amendments and Waivers. Any provision of this Agreement may be amended only pursuant to a written instrument executed by the Company and the Holder. Any waiver of the provisions of this Agreement may be made only pursuant to a written instrument executed by the party against whom enforcement is sought. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

         (e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern standard time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern standard time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each party at such party's address as set forth in the Purchase Agreement, or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

         (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Holder.

         (g) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

         (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

         (j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         (k) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (l) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.



                                            Sales Online Direct, Inc.


                                            By: /s/  Gregory Rotman
                                               ---------------------------------
                                               Name:   Gregory Rotman
                                               Title:  Chief Executive Officer




                                            ChannelSpace Entertainment, Inc.



                                            By: /s/Jon A. Allegretti
                                               --------------------------------
                                                   Jon A. Allegretti, EVP

                                    EXHIBIT A

         FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[NAME AND ADDRESS OF TRANSFER AGENT]
Attention: ___________________

ChannelSpace Entertainment, Inc.
808 Like Oak Drive
Suite 126
Chesapeake, Virginia  23320
Attention: __________________

                  Re:      Sales Online Direct, Inc.

Ladies and Gentlemen:

         We are counsel to Sales Online Direct, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated _____________, 2000, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the "1933
Act"). In connection with the Company's obligations under the Registration Rights Agreement, on , 2000, the Company filed a Registration Statement on Form ___ (File No. 333- ) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names the Holder as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                              Very truly yours,
                                                              [COMPANY COUNSEL]

                                                              By:

                                   SCHEDULE 2

                                 Excluded Assets


1.   Accounts receivable.

2. Cash in bank and on hand, cash equivalents, notes and other receivables, including shareholder receivables, causes of action and contract claims.

3. Subject to CSEI's obligation to grant to SOLD the eCMS License as provided in this Agreement, all of Seller's right, title and interest in and to the eCMS software and technology and all intellectual property rights associated therewith including, without limitation, architectural and design documents, project plans, time lines and presentations.

4.   [Intentionally omitted from the Asset Purchase Agreement].

5.   Fixed assets listed on the attached list. [Attached list omitted]

6.   Assets associated with Caribbeanchannel.com.

7. Rights under contracts other than the Assigned Contracts. The parties acknowledge and agree that any and all rights under any Dell Computer leases (other than Lease No. 502) and Lucent leases are Excluded Assets.

8.   The domain names listed below:

     ISLANDSCHANNEL.COM                 PALMOPERATOR.COM
     USVICHANNEL.COM                    WIRELESSTAP.COM
     ISLANDCHANNEL.COM                  PALMPOLICE.COM
     CARIBBEANCHANNEL.COM               PALMRECIPES.COM
     CARIBCHANNEL.COM                   WIRELESSBALLOT.COM
     AOAONLINE.ORG                      BFEI.COM
     AOAONLINE.NET                      RESORTBOUTIQUE.COM
     ADARCHER.COM                       RESORTSBOUTIQUE.COM
     JPG.STORECOM                       PALMSUNDAY.COM
     THEJPGSTORE.COM                    RESORTSCHANNEL.COM
     BIBLECHANNEL.COM                   LINDBERGCHANNEL.COM
     POLITICS2GO.COM                    BARRYLFRIEDMAN.COM
     PALMLYRICS.COM                     STEVESANFORD.COM
     PALMOLIVES.COM                     EECVA.COM
     PALMPREACHER.COM                   BLINKMEDIA.COM
     PALMPSALMS.COM                     HUNTINGCHANNEL.COM
     WIRELESSGOURMET.COM                RICHANDFAMOUSCHANNEL.COM
     PALMGOD.COM

                                  SCHEDULE 2.1

                                  Domain Names



        DIGIBIDDING.COM                            PRESTIGEGAVEL.COM
        PALMCOLLECTING.COM                         DIGIAUCTIONS.COM
        PRICEGUIDE2GO.COM                          GOMAINLINE.COM
        PALMGRADING.COM                            CLICKABOUT.COM
        WIRELESSWORTH.COM                          CLICKABOUT.ORG
        WIRELESSPRICEGUIDES.COM                    CELTICCHANNEL.COM
        WIRELESSANTIQUES.COM                       CHANNELSPACE.COM
        WIRELESSAPPRAISER.COM                      EIRECHANNEL.COM
        PALMBIDDING.COM                            ANTIQUEHOMETOWN.COM
        FLEAMARKET2GO.COM                          CLICKABOUT.NET
        DIGIVALUES.COM                             COLLECTIN.COM
        WIRELESSPRICEGUIDE.COM                     CHANNELUNIVERSE.COM
        PALMTREASURES.COM                          COLLECTORSWEB.COM
        PALMAPPRAISALS.COM                         MALONEYSONLINE.COM
        WIRELESSACTIVITIES.COM                     COLLECTINGCHANNEL.COM
        PRICEGUIDES2GO.COM                         HOMETOWNANTIQUES.COM
        DIGIPRICES.COM                             EVALUENET.COM
        WIRELESSAPPRAISALS.COM                     EPPRAISIT.COM
        COLLECTINGCHANNEL.TV                       MAINLINEMARKETPLACE.COM
        WIRELESSCOLLECTIBLES.COM                   CHILDFINDCHANNEL.COM
        COLLECTING2GO.COM                          IRISHCLANS.COM
        WIRELESSCOLLECTING.COM                     OLDLANGSYNE.COM
        COLLECTINGCHANNEL.ORG                      NBCLASSIFIEDS.COM
        EVALUENET.ORG                              DISCRIBE.COM
        ATLANTICCHANNEL.COM                        ATLANTICCLASSIFIEDS.COM
        PLATINUMGAVEL.COM                          TARTANS.COM
        DIGIPRAISAL.COM                            BROADBANDCHANNELS.COM
        COLLECTINGGUILD.COM                        HEROESCHANNEL.COM
        EVALUENET.NET                              EVERYCHANNEL.COM
        DIGIREFERENCE.COM                          PALMCLASSIFIEDS.COM
        CHANNELSPACE.NET                           PALMPOLLING.COM
        COLLECTINGCHANNEL.NET                      WIRELESSTOPICS.COM
        GATHERINGOFTHECLANS.COM

                                  SCHEDULE 2.2

                                  Fixed Assets

                                  See Attached

                        [Schedule intentionally omitted]

                                  SCHEDULE 2.7

                               Assigned Contracts


1.   FirstCom Music-- (licensing agreement dated 12/16/1998)
2.   Sales OnLine Direct-- (agreement dated 9/24/1999)
3.   CollecTech, Inc.-- (terms sheet agreement dated 7/14/1999)
4.   Collector'sWeb.com-- (binding terms sheet agreement dated 6/8/1999)
5.   The  Collector  News  Magazine--   (binding  terms  sheet  agreement  dated
     7/15/1999)
6.   Collector   Glass  News,   Inc.--  (binding  terms  sheet  agreement  dated
     5/12/1999)
7.   Artfact, Inc.-- (agreement dated 1/21/1993)
8.   LucasArts-- (email dated 3/31/2000)
9.   AuctionFlow Inc.-- (content agreement dated 4/5/2000)
10.  Franklin Mint -- (convergent media advertising agreement dated 3/2000)
11.  Franklin Mint -- (eCommerce agreement dated 4/12/2000)
12.  Andale -- (convergent media advertising proposal dated 4/1/2000)
13. Paxson Productions, Inc.-- (television program & co-branded web site development agreement dated 6/7/1999)
14.  Xippix, Inc.-- (consulting agreement dated 3/22/2000)
15.  Hobby House Press-- (eCommerce agreement dated 5/2/2000)
16.  Hobby House Press-- (partnership proposal dated 2/25/2000)
17.  Collectors Universe-- (co-branded site agreement dated 5/9/2000)
18.  GoCollect.com-- (agreement dated 6/1/2000)
19.  Antiques  and  Collectibles   Association--   (eCommerce   agreement  dated
     5/5/2000)
20.  Schylling-- (agreement dated 5/5/2000)
21.  Dell Financial Services-- (master lease agreement No. 502 dated 8/25/1999)
22.  Landmark  Specialty   Publications--   (author-publisher   agreement  dated
     11/18/1998)
23.  American   Federation  of  Television  and  Radio  Artists--  (basic  cable agreement dated 7/26/1999)
24.  Ronald L. Roberts -- (Appraisal Provider Agreement dated 4/18/2000)
25.  Judith Katz-Schwartz -- (Appraisal Provider Agreement dated 5/10/2000)
26.  Me and the Mrs., Inc. -- (Appraisal Provider Agreement dated 4/18/2000)
27.  Barbara M. Lessig -- (Appraisal Provider Agreement dated 4/18/2000)
28.  C. Jeanenne Bell -- (Appraisal Provider Agreement dated 4/18/2000)
29.  David S. Cunningham -- (Appraisal Provider Agreement dated 4/18/2000)
30.  Mark Stuart -- (Appraisal Provider Agreement dated 5/30/2000)
31.  Telepraiser, Inc. -- (Appraisal Provider Agreement dated 5/3/2000)
32.  USID, Inc. -- (Stampfinder eCommerce agreement dated 3/31/2000)
33.  AOL Canada-- (assignment letter to CSEI dated 1/11/1999)
34. AOL Canada-- (AOL studio affiliate program letter of agreement dated 11/18/1997)
35.  AOL  Canada--   (agreement  for  AOL's  studio   affiliate   program  dated
     11/18/1997)
36.  AOL Canada-- (confidential interactive services agreement dated 1999)
37. To the extent assignable, any confidentiality agreements between CSEI and its employees.

                                  SCHEDULE 4.1

                               Assumed Liabilities

1. Obligations arising from and after the closing under Dell Financial Services LP Lease No. 502.

2. Contract  obligations  under   the  following Appraiser contracts:  Ronald L.
   Roberts, Judith Katz-Schwartz, Me and the Mrs., Inc., Barbara M. Lessig, C. Jeanenne Bell, David S. Cunningham, Mark Stuart and Telepraiser, Inc.

                                 SCHEDULE 8.1.1

                         Persons to be Employed by SOLD

1.       Barry Friedman
2.       Steven Sanford

                                  SCHEDULE 10.6

                            Sellers Required Consents

1. Board of Directors of ChannelSpace Entertainment, Inc. (secured prior to Closing).

2.   Dell Financial Services, L.P.

3. Paxson Communications, Inc. (including extending indemnity for Interactive Services litigation to SOLD) (secured prior to Closing).*

4.   FirstCom Music.

5. AOL Canada. If Sellers are unable to obtain the consent of AOL or AOL Canada to the assignment of the Interactive Services Agreement dated as of February 1, 1997, the Agreement for AOL's Studio Affiliate Program dated as of November 18, 1997 and the AOL Studio Affiliate Letter Agreement dated as of November 18, 1997 or if SOLD, acting in good faith, is unable to enter into a new agreement with AOL or AOL Canada on terms reasonably satisfactory to SOLD and AOL within one (1) year following Closing, SOLD shall be entitled to a release of 500,000 Closing Shares from escrow.

6.   Worldwinner.com options.


* SOLD waives the requirement of obtaining consent to the assignment of this contract. Sellers agree to indemnify SOLD for reasonable attorneys' fees incurred in connection with seeking such consent.

                                 SCHEDULE 10.8.1

                                 Permitted Liens

1.   Dell Financial Services, L.P. Lease no. 502.

2. Transleasing (GE) lien (in an amount not to exceed $15,000) to be satisfied by Sellers within one year following closing.

3. Bank loan secured by van to be satisfied by Sellers within one year following closing.

4.   All liens relating to the obligations set forth in Schedule 4.1.

                                 SCHEDULE 10.8.3

                 Intellectual Property Rights Granted to Others

1. All right, title and interest in eCMS will be transferred to O2 Essential Marketing Technologies, Inc. subject to the eCMS License.

2.   Limited   licenses   set  forth  in  Assigned   Contracts  to  use  certain
     intellectual property owned by Sellers in connection with such contract party's performance under Assigned Contracts.

                                  SCHEDULE 10.9

                                    Insurance

CNA Insurance Companies provides:

     1. Property insurance covering Business Personal property ($410,400) and Blanket Business Income ($150,000)

     2. Inland Marine covering video production equipment ($216,850 scheduled, $34,000 unscheduled) and electronic data processing ($570,000)

     3. Commercial Crime covering employee dishonesty ($100,000) and general theft ($5,000)

     4. Commercial General Liability with an aggregate limit of $2,000,000, products completed aggregate limit of $2,000,000 and personal/advertising limit of $1,000,000 with a limit of $1,000,000 for each occurrence

     5. Commercial Automobile coverage with a limit of $1,000,000 for each accident and $1,000,000 for uninsured motorist coverage

     6. Workers' Compensation coverage with a limit of $100,000 for each bodily injury by accident, $500,000 aggregate limit for bodily injury by disease and $100,000 for each bodily injury by disease

     7. Umbrella policy with limits of $2,000,000 for each occurrence and $2,000,000 annual aggregate

     8. Directors, officers and employee liability coverage with a limit of $3,000,000


                                 SCHEDULE 10.11

                              Financial Statements



Liabilities of Discribe,  Ltd. as of November 1, 2000 not reflected in Financial
Statements:

NBTel                             $5,265.65   phone
NBPower                             $308.16   power
Catherine                           $772.06   rent
C& H Consultants                    $540.48   computer parts and maintenance
Atlantic Security                    $69.00   monitoring of security system
Federal Express                      $13.95   shipping
Synthetic Technology                $608.00   scanning slides
Rent                              $1,840.00   per month till Sept 26, 2002 (3 year lease)
Executive Deferred Compensation   $6,057.66   George Butters' deferred salary
Vacation Owed to George Butters   $6,923.08

         Total                   $22,398.04


                                  SCHEDULE 11.6

                             SOLD Required Consents

1.   Board of Directors

2.   All consents that may be required for a non-Canadian  entity to acquire the
     stock  of  a  Canadian   entity,   which  consents  shall  be  SOLD's  sole
     responsibility if it elects to acquire the stock of Discribe, Ltd.